Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of The Med-Design Corporation (the "Company"), which is included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1998.




PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, PA

November 12, 1999